CAM Commerce Solutions, Inc.

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT between CAM Commerce Solutions, Inc., a Delaware corporation (the “Corporation”), and Paul Caceres, Jr. (the “Executive”), dated this 1st day of January, 1996 and amended as of December 20, 2006.

W I T N E S S E T H:

WHEREAS, the Corporation desires to engage Executive to perform services for the Corporation, and the Executive desires to perform such services, on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

1. Term. The Corporation agrees to employ Executive, and Executive agrees to serve, on the terms and conditions stated herein for a one year period commencing on January 1, 1996. The term shall be automatically renewed for successive one year periods thereafter, unless terminated pursuant to the provisions of this Employment Agreement (the “Agreement”). The period during which Executive is employed hereunder is hereinafter referred to as the “Term.”

2. Position and Duties. The Executive shall be employed in the business of the Corporation. As of the date of this Agreement, Executive’s duties include those duties Executive is currently performing as Chief Financial Officer of the Corporation. Notwithstanding the duties as described above, Executive agrees that his duties may be, from time to time, revised or modified by the President/Chief Executive Officer of the Corporation. The Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) service on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled. It is expressly understood and agreed that the Executive’s continuing to serve on any boards and committees with which he is currently connected, as a member or otherwise, shall be deemed not to interfere with the performance of the Executive’s services to the Corporation.

3. Compensation and Benefits.

3.1 Base Salary. At the commencement of this Agreement, the Corporation will pay Executive a base salary (“Base Salary”) of $115,000 which will be paid in accordance with the payroll practices of the Corporation. The Base Salary shall be reviewed at least once each year and shall be increased at any time and from time to time by action of the President/Chief Executive Officer. The Base Salary shall be paid in accordance with the Corporation’s regular practices. As of July 1, 2006, Executive’s base salary is $198,894.25.

3.2 Annual Bonus. In addition to Base Salary, the Executive shall have an opportunity to earn or be awarded, for each fiscal year during the Term, an annual bonus (“Annual Bonus”), in cash, as established in the sole discretion of the Board from time to time. Each such Annual Bonus shall be payable no later than 60 days subsequent to the end of the Corporation’s fiscal year. In the event of the termination of this Agreement for any reason, the Executive shall receive the Annual Bonus prorated to the date of such termination.

3.3 Incentive, Retirement and Savings Plan. In addition to the Base Salary and Annual Bonus, the Executive shall be entitled to participate in all incentive, retirement and savings plans and programs (“Incentives”), if any, and as established from time to time by the Corporation provided Executive meets the eligibility requirements therefor.

3.4 Benefit Plans. The Executive and/or his spouse, and dependents, as the case may be, shall be entitled to all benefits under all medical, dental, vision, disability, executive life, group life, accidental death and travel accident insurance plans and programs (“Benefit Plans”), if any, and as established from time to time by the Corporation provided the Executive meets the eligibility requirements therefor.

3.5 Fringe Benefits. The Executive and/or his spouse, and dependents, as the case may be, shall be entitled to fringe benefits (“Fringe Benefits”), including, but not limited to, country club dues and expenses, automobile and related expenses, personal income tax preparation services and financial counseling services, if any, and as established in the sole discretion of the Corporation from time to time provided the Executive meets the eligibility requirements therefor.

3.6 Office and Support Staff. The Executive shall be entitled to an office and to other assistance commensurate with his responsibilities and title and consistent with the Corporation’s policies.

3.7 Vacation. The Executive shall be entitled to 160 hours of paid vacation (4 workweeks) per year accumulated in monthly increments of 13.33 hours per month. Executive will accrue vacation until Executive’s paid vacation hours reach a maximum of 160 hours. Executive will not accrue further vacation hours unless and until Executive’s vacation hours fall below 160 hours.

4. Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred or expended by the Executive in fulfillment of the duties hereunder. Executive shall provide documentation of such expenses and be reimbursed in accordance with the procedures established by the Corporation. Corporation reserves the right to amend said procedures in its sole discretion.

5. Termination.

5.1 Death. The Executive’s employment shall terminate automatically upon the Executive’s death (“Death”).

5.2 Disability. The Corporation may terminate the Executive’s employment, after having established the Executive’s “Disability” (as defined below), by giving to the Executive notice of its intention to terminate his employment effective on the 90th day after such notice (the “Disability Effective Date”), if within such 90-day period the Executive fails to return to full-time performance of his duties. For purposes of this Agreement, “Disability” means a disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or the insurers providing disability insurance to the Company and consented to by the Executive or his legal representative (such consent not to be withheld unreasonably) to the extent permitted by law.

5.3 Cause. The Corporation may terminate the Executive’s employment for Cause (“Cause”). For purposes of this Agreement, “Cause” means (i) an act or acts of dishonesty on the Executive’s part which result in or are intended to result in his substantial personal enrichment at the expense of the Corporation or (ii) repeated violations by the Executive of his obligations under Article 2 of this Agreement, which violations are demonstrably willful and deliberate on the Executive’s part and which were intended to result in or have resulted in material injury to the Corporation.

5.4 Without Cause. The President or the Board may terminate the Executive’s employment without cause (“Without Cause”) upon 60 days notice.

5.5 Good Reason. The Executive may terminate his employment for Good Reason (“Good Reason”). For purposes of this Agreement, “Good Reason” is defined as set forth in Articles 5.5.1 through 5.5.5 below.

5.5.1 Adverse Change. Without the express written consent of the Executive, (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive’s position, authority or responsibilities as contemplated by Article 2 of this Agreement, or (ii) any other substantial adverse change in such position including titles, authority or responsibilities.

5.5.2 Failure to Comply. Any failure by the Corporation to comply with any of the provisions of Article 3 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Corporation 5 days after receipt of notice thereof given by the Executive.

5.5.3 Change of Location: The Corporation’s requiring the Executive to be based or to perform services at any office or location other than that at which the Executive is based immediately prior to the Change Date, except for travel reasonably required in the performance of the Executive’s responsibilities.

5.5.4 Unpermitted Termination. Any purported termination by the Corporation of the Executive’s employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

5.5.5 Failure to Assume. Any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Article 10.

5.5.6 Good Faith. In the event that the Executive shall in good faith give a “Notice of Termination,” as hereinafter defined in paragraph 5.8 hereof, for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated at the date of the giving of such purported Notice of Termination. In such event, the Executive shall be deemed to have elected Voluntary Retirement and shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date under Article 6.4 of this Agreement.

5.6 Voluntary Retirement. At any time after the effective date of the Agreement, the Executive may terminate his employment by electing voluntary retirement (“Voluntary Retirement”).

5.7 Change of Control. In the event of a Change of Control, this Agreement shall automatically terminate, and a separate Change of Control Agreement shall become effective and shall supersede the provisions of this Agreement. For purposes of this Agreement, “Change of Control” shall be deemed to have occurred if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having (a) 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1996; (b) 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1997 and thereafter; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger of other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were members of the Board before the Transaction shall cease to constitute a majority of the Board or of the members of the board of directors of any successor to the Corporation.

5.8 Notice of Termination. Any termination by the Corporation for Cause or Without Cause, or by the Executive for Good Reason or election of Voluntary Retirement shall be communicated by Notice of Termination to the other party hereto given in accordance with Article 11. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement which date shall be in accordance with the specific termination provision of this Agreement relied upon.

5.9 Date of Termination. For purposes of this Agreement, the “Date of Termination” shall mean the date the President/Chief Executive Officer receives the Notice of Termination. Notwithstanding any contrary provision contained in this Agreement, (i) if the Executive is terminating this Agreement in order to elect Voluntary Retirement, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 120 days after giving such Notice of Termination; (ii) if the Executive’s employment is terminating due to Disability, the Date of Termination shall be the Disability Effective Date; (iii) if the Executive’s employment terminates due to the Executive’s death, the Date of Termination shall be the date of death; and (iv) if the Executive’s employment is terminated Without Cause, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 60 days after giving such Notice of Termination.

6. Obligations of the Corporation upon Termination.

6.1 Death. If the Executive’s employment is terminated by reason of the Executive’s death, except as described in the next sentence, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death. Anything in this Agreement to the contrary notwithstanding, the Executive’s spouse and dependents shall be entitled to continue to receive the benefits under Benefit Plans and Fringe Benefits for 18 months subsequent to the Date of Termination.

6.2 Cause. If the Executive’s employment shall be terminated for Cause, the Corporation shall pay the Executive his Base Salary and any other accrued obligations upon date of termination.

6.3 Voluntary Retirement. The Corporation shall have no further obligation to the Executive under this Agreement. If the Executive elects Voluntary Retirement on or after the Early Retirement Date, the Corporation shall pay the Executive his Base Salary and any other accrued obligations through the Date of Termination.

6.4 Good Reason, Without Cause, and Disability. If the President/Chief Executive Officer shall terminate the Executive’s employment either Without Cause or for Disability, or if the Executive shall terminate his employment for Good Reason:

6.4.1 Payments. The Corporation shall pay to the Executive the aggregate of the amounts determined pursuant to Articles 6.4.1(i) and 6.4.1(ii):

(i) if not theretofore paid, the Executive’s Base Salary and any accrued obligations through the Date of Termination, to be paid upon the Date of Termination;

(ii) 299% of the Executive’s Base Amount. For purposes of this Agreement, “Base Amount” is the aggregate of the Base Salary and Annual Bonus paid or due to Executive in the fiscal year ended prior to the year in which the termination occurred. Said 299% of the Base Amount shall be paid to the Executive as follows: 100% upon the Date of Termination.

6.4.2 Stock Option. All stock options and stock appreciation rights, if any, granted to the Executive which are not exercisable at the Date of Termination, shall become fully exercisable as of the Date of Termination, with the exercise terms as provided in the termination of employment section of the stock option plan(s).

6.4.3 Benefits. For 12 months subsequent to the Date of Termination, the Corporation shall continue Benefit Plans and Fringe Benefits to the Executive and/or his spouse, and dependents. For COBRA purposes, the Date of Termination will be the qualifying event and the Corporation will pay 12 months of insurance premiums (full cost of coverage, which means both the employer’s cost and the employee’s cost in the event of a cost sharing arrangement). For any period of COBRA continuation coverage after the first 12 months, the Corporation is not by any provision of this Agreement obligated to pay any portion of the cost of coverage for the Executive and/or his spouse, and dependents (except as may be required in the event of termination upon death as provided in Article 6.1).

6.5 Change of Control. Notwithstanding anything in this Agreement to the contrary, if the Executive’s employment shall be terminated due to a Change of Control, the Corporation shall have no further obligation to the Executive under this Agreement.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other Agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

8. Full Settlement. The Corporation’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses, including costs of litigation, which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement

9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. After termination of the Executive’s employment with the Corporation, he shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Article 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

10. Successors.

10.1 Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

10.2 Assignment by Corporation. Notwithstanding anything in this Agreement, Executive agrees that this Agreement may be assigned by the Corporation.

10.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

11. Miscellaneous.

11.1 Modifications. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by the Executive and the President/Chief Executive Officer.

11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Executive and the President/Chief Executive Officer or their respective successors. A civil action in connection with this Agreement, whether or not based on a tort or otherwise, shall be filed in the County of Orange.

11.3 Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Paul Caceres, Jr.

17075 Newhope Street

Fountain Valley, Ca 92708

If to the Corporation:

Board of Directors

CAM Commerce Solutions, Inc.

17075 Newhope Street

Fountain Valley, Ca 92708

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressees.

11.4 Equitable Relief. Since the breach of the provision of this Agreement could not adequately be compensated by money damages, the Corporation shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Executive hereby consents to the issuance of such injunction.

11.5 Relationship of Parties. Except for authority granted to Executive by the President/Chief Executive Officer in order to enable Executive to fulfill the obligations set forth in this Agreement, nothing contained in this Agreement shall authorize, empower, or constitute Executive the agent of the Corporation in any manner; authorize or empower Executive to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Corporation.

11.6 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be a waiver or deprive the party of the right hereunder to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the President/Chief Executive Officer.

11.7 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

11.8 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10 Withholdings. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to Executive pursuant to this Agreement all federal, state, local and/or other taxes or contributions which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect provided, however, that such withholding shall be consistent with the calculations made by the Corporation.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Paul Caceres Jr. 12-20-06

Executive	Date
ATTEST:
/s/ Geoffrey D. Knapp	12-20-06
____________________________________	—
Officer CAM Commerce Solutions, Inc.	Date